FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

JUN 28 1999
NO. C508-49
DEAN HELLER, SECRETARY OF STATE


                              CERTIFICATE
                                  OF
                             AMENDMENT OF
                       ARTICLES OF INCORPORATION
                                  OF

                      Mirage Resorts, Incorporated


THE  UNDERSIGNED  HEREBY  CERTIFY  that  on  the  17th  day of February,
1999, at a duly held Meeting of the Board of Directors of Mirage Resorts, Incorporated, a Nevada corporation (the "Corporation"), at which meeting a quorum was present throughout, the following resolution was duly adopted:

     RESOLVED:   That  this  Corporation's  Articles of Incorporation be
     amended (the "Proposed Amendment") to add a new ARTICLE SIXTEENTH, to read in its entirety as follows:

     "SIXTEENTH: Except as is otherwise expressly provided in instru-ments containing the terms of this corporation's securities, which instruments have been approved by the New Jersey Casino Control Commission (the "New Jersey Commission"), so long as the corpor-ation is a "publicly traded holding company" as defined in the New Jersey Casino Control Act (the "New Jersey Act"), all securities of the corporation shall be held subject to the condition that if a holder thereof is found to be disqualified pursuant to the New Jersey Act by the New Jersey Commission, such holder shall dispose of his interest in the corporation within 120 days following the corporation's receipt of notice (the "Notice Date") of the holder's disqualification. Promptly following the Notice Date, the corporation shall either deliver such written notice personally to the disqualified holder or shall mail it to such holder at the address shown on the corporation's records, or use any other reasonable means to provide notice. Failure of the corporation to provide notice to a disqualified holder after making reasonable efforts to do so shall not preclude the corporation from exercising its rights. If any disqualified holder fails to dispose of his securities within 120 days following the Notice Date, the corporation, by action of the Board of Directors, may redeem such

                              Exhibit 3.1
     securities at the lesser of (i) the lowest closing sale price of such securities between the Notice Date and the date 120 days after the Notice Date or (ii) such holder's original purchase price for such securities.

     So long as the corporation is a "publicly traded holding company" as defined in the New Jersey Act, commencing on the Notice Date, it shall be unlawful for the disqualified holder to: (i) receive any dividends or interest upon any securities of the corporation held by such holder; (ii) exercise, directly or through any trustee or nominee, any right conferred by such securities; or (iii) receive any remuneration in any form, for services rendered or otherwise, from the corporation or any subsidiary of the corporation that holds a casino license."

The undersigned further hereby certify that the holders of a majority of the voting power of the Corporation, voting in person or by proxy, approved the proposed Amendment as provided in the foregoing resolution at the Corporation's Annual Meeting of Stockholders duly held on the 9th day of June, 1999.

DATED this 9th day of June, 1999.

                                      STEPHEN A. WYNN
                                      ----------------------------------
                                      Stephen A. Wynn, President


                                      BRUCE A. LEVIN
                                      ----------------------------------
                                      Bruce A. Levin, Secretary


STATE OF NEVADA )
                )ss:
COUNTY OF CLARK )

This  instrument was  acknowledged before  me on June 9, 1999 by Stephen
A. Wynn as President of Mirage Resorts, Incorporated.


 [NOTARY SEAL]                        SUSAN M. WALKER
                                      ----------------------------------
                                      Susan M. Walker, Notary Public

                                      STATE OF NEVADA
                                      Secretary of State

                                      I  hereby  certify  that this is a
                                      true  and  complete  copy  of  the
                                      document as filed in this office.

                                      JUN 28 '99

                                      DEAN HELLER
                                      Secretary of State
                                      By D. Farmer

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